Exhibit 99.2

ASTRA TECH GROUP

ASTRA TECH GROUP

Consolidated Statement of Comprehensive Income for
the six months ended:

	2011-06-30	2010-06-30
	MSEK	MSEK

Revenue	1,914	1,955
Cost of sales	-588	-600
Gross profit	1326	1355
Distribution costs	-75	-68
Research and development costs	-86	-84
Selling, general and administrative costs	-947	-951
Operating profit	218	252
Financial income	9	4
Financial expense	-6	-6
Profit before tax	221	250
Taxation	-59	-72
NET PROFIT FOR THE PERIOD	162	178

Other Comprehensive Income:
Foreign exchange arising on consolidation	-31	23
Defined benefit plan actuarial gains/losses for the period	-20	0
Income tax relating to components of other comprehensive income	5	0
Other Comprehensive Income for the period, net of tax	-46	23
Total Comprehensive Income for the period	116	201

Profit attributable to:
Owners of the Parent	162	178

Total Comprehensive Income attributable to:
Owners of the Parent	116	201

ASTRA TECH GROUP

Consolidated Statement of Financial Position at:

	2011-06-30	2010-06-30
	MSEK	MSEK

Assets
Non-current assets
Property, plant and equipment	959	966
Goodwill	62	62
Other intangible assets	741	811
Deferred tax assets	52	61
Other Long term receivables	15	18
Receivables from group companies	1	1
	1,830	1,919

Current assets
Inventories	340	327
Trade and other receivables	780	694
Income tax receivables	13	0
Receivables from group companies	0	29
Cash and cash equivalents	1,290	1,200
	2,423	2,250
Total assets	4,253	4,169

ASTRA TECH GROUP

Consolidated Statement of Financial Position at:

	2011-06-30	2010-12-31
	MSEK	MSEK

Liabilities
Current liabilities
Trade and other payables	581	605
Income tax liabilities	0	19
Liabilities to group companies	10	0
	591	624

Non-current liabilities
Employee benefits	240	250
Long-term payables	0	0
Deferred tax liabilities	295	317
Liabilities to group companies	1,035	1,035
	1,570	1,602
Total liabilities	2,161	2,226
Net assets	2,092	1,943

Equity
Capital and reserves attributable to equity holders of the Company
Share capital	1	1
Translation reserve	-98	-67
Retained earnings	2,189	2,009
Total Equity	2,092	1,943

ASTRA TECH GROUP

Consolidated Statement of Changes in Equity for the year ended

31 December 2010 and six months ended 30 June 2011

MSEK	Share capital	Translation reserve	Retained earnings	Total

At 1 January 2010	1	41	1,618	1,660
Profit for the period			396	396
Defined benefit plan actuarial gains for the period, net of tax			-5	-5
Exchange rate differences arising on translation of foreign operations		-108		-108
Total comprehensive income for the year		-108	391	283
At 31 December 2010	1	-67	2,009	1,943
Profit for the period			162	162
Disposal of foreign subsidiaries		1	3	4
Defined benefit plan actuarial losses for the period, net of tax			15	15
Exchange rate differences arising on translation of foreign operations		-32		-32
Total comprehensive income for the year		-31	180	149
At 30 June 2011	1	-98	2,189	2,092

ASTRA TECH GROUP

Consolidated Statement of Cash Flows for the six months ended:

	2011-06-30	2010-06-30
	MSEK	MSEK

Cash flows from operating activities
Profit before tax	221	250
Financial income and expense	-2	2
Depreciation, amortisation and impairment	100	103
(Increase)/decrease in trade and other receivables	-83	-88
(Increase)/decrease in inventories	-44	-22
Increase/(decrease) in trade and other payables and provisions	-85	40
Other non-cash movements	43	40
Cash generated from operations	150	325
Interest paid	0	2
Income tax paid	-32	-77
Net cash inflow from operating activities	118	250

Cash flows from investing activities
Proceeds on disposal of subsidiaries	27	0
Deposits paid	2	-4
Purchase of property, plant and equipment	-70	-48
Purchase of intangible assets	0	0
Interest received	7	1
Net cash outflow from investing activities	-34	-51
Net cash inflow/(outflow) before financing activities	84	199

Cash flows from financing activities
Change in employee benefits	-2	-2
Net cash (outflow)/inflow from financing activities	-2	-2
Net increase/(decrease) in cash and cash equivalents in the period	82	197

Cash and cash equivalents at beginning of the period	1,200	759
Exchange rate effects	8	-40
Cash and cash equivalents at the end of the period	1,290	916

Astra Tech Group

Notes to Financial Statements (Unaudited)

June 30, 2010
(In MSEK, unless otherwise noted)

Basis of accounting and preparation of financial information

The condensed financial statements have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.  The condensed financial statements have been prepared under the historical cost basis.

The same accounting policies, presentation and methods of computation have been followed in these condensed financial statements as were applied in the preparation of the Company’s financial statements for the year ended December 31, 2010.

Note 1 Sale of the Company

In June 2011, the Company’s parent, Astra Zeneca Plc. (“Astra Zeneca”), announced the sale of the Company to DENTSPLY International Inc. for approximately US$1.8 billion.   The transaction is subject to regulatory approval and customary closing conditions and is expected to close by the end of 2011.

Note 2 Taxation

During the six months ended June 30, 2011 and 2010, we recognized income tax expense of SEK 63.8 million and SEK 84.5 million, respectively, which represents effective tax rates of 28.9%  and 33.8%, respectively.  The 4.9 basis point decrease in the effective tax rate in 2011 was primarily due to country mix.

Note 3 Business area information

The tables below show information by business area.  The figures show the revenue and operating profit per business area.

Revenue	6/30/2011	6/30/2010
Dental	1,062	1,080
Urology	719	727
Surgery	133	148
Total	1,914	1,955

Operating profit	6/30/2011	6/30/2010
Dental	97	118
Urology	116	127
Surgery	5	7
Total	218	252

Note 4 Commitments and contingencies

We are involved in pending and threatened litigation of the character incidental to the business transacted and are, from time to time, involved as a party in various governmental and administrative proceedings. We believe that any liability that may result from any one of these actions is unlikely to have a material adverse effect on our financial position or results of operations.

Note 5 Receivables and payables to group companies

	2011-06-30	2010-12-31
Receivables from group companies	561	619
Payables to group companies	-571	-590
Net receivables / net payables (-)	-10	29

All Astra Tech intercompany sales invoices are assigned to the Astra Zeneca netting center: the company sending the invoice gets a receivable against the netting center, the receipt gets a payable.  Since credit terms towards the netting center differ between countries there is always a net balance in the statement of financial position.

Note 6 Property, plant and equipment

During the period, the Company spent approximately SEK 70.3 million on the additions to property, plant and equipment.  It also disposed of fixed assets with a carry amount of SEK 33.0 million for proceeds of SEK 30.9 million.

Note 7 Trade and other receivable

	2011-06-30	2010-12-31
Amounts due within one year
Trade receivables	756	666
Less: Amounts provided for doubtful debts	-29	-30

Other receivables	17	13
Prepayments and accrued income	36	44
	780	694

Provision for doubtful debts
Balance at beginning of year	30	35
Impairment losses recognised	-1	-5
Balance at end of year	29	30

Note 8 Cash and bank balances

	2011-06-30	2010-12-31
Cash at bank and in hand	295	238
Short term deposits within Astra Zeneca treasury	995	962
Cash and cash equivalents	1,290	1,200
Cash and cash equivalents in the cash flow statement	1,290	1,200

The majority of excess cash within Astra Tech is placed in intercompany current accounts within the Astra Zeneca treasury.  All means that are placed in these treasury accounts are available for Astra Tech without limitations.

Note 9 Interest-bearing loans and borrowings

	2011-06-30	2010-12-31
Long-term non interest-bearing loans	1,035	1,035
	1,035	1,035

Note 10 Statutory and other information

Related party transactions

Except from intra-group transactions with Astra Zeneca, the Group had no related party transactions.  As disclosed in Note 9, the Company has a long term non-interest bearing loan from Astra Zeneca, and as discussed in the Company’s financial statements for the year ended December 31, 2010, Astra Tech UK also shares a defined benefit pension plan with Astra Zeneca.

Subsequent events

There were no material subsequent events.